UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2024, White River Energy Corp (the “Company” or “White River”), following approval by the Company’s Board of Directors and RiskOn International, Inc., formerly known as BitNile Metaverse, Inc. and Ecoark Holdings, Inc. (“RiskOn”) as the holder of the outstanding shares of the Company’s Series A Convertible Preferred Stock (the “Series A”), filed a Second Amended and Restated Certificate of Designation of the Rights, Preferences and Limitations of the Series A with the Nevada Secretary of State (the “Amended Certificate”). The Amended Certificate amended certain of the terms of the Series A, including by providing for the conversion of the Series A at any time at the election of the applicable holder, subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% upon 61 days’ notice by the holder. Prior to such amendment, the Series A was convertible into White River common stock upon such time as a registration statement registering the distribution of the shares of common stock was declared effective by the Securities and Exchange Commission (the “SEC”) and the holder elected to distribute the shares to its shareholders. The foregoing description of the Amended Certificate and terms of the Series A thereunder does not purport to be complete, and is qualified in its entirety by the complete text of the Amended Certificate, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Information.

On January 29, 2024, RiskOn, the holder of the Company’s 1,200 outstanding shares of Series A, announced that it will not, for regulatory reasons, be able to effectuate the distribution of the approximately 42,253,521 shares of White River common stock issuable upon conversion of such shares of Series A as was originally contemplated and disclosed in White River’s Registration Statement on Form S-1 (File No. 333- 268707) which was declared effective by the SEC on September 29, 2023. RiskOn in a press release dated January 29, 2024 announced its intention, in an effort to attempt to fulfill its original intent to transfer the shares of White River common stock underlying the Series A it holds to beneficial and registered shareholders of RiskOn as of September 30, 2022, the intended record date for the distribution described in the Registration Statement, to send each such holder an agreement whereby qualified holders can (i) demonstrate to RiskOn’s satisfaction such holder in fact was a beneficial holder of RiskOn’s common or preferred stock as of September 30 2022 and (ii) affirm that such holder is an “accredited investor” as that term is defined in Rule 501 of the Securities Act of 1933. The Company will not be using the Registration Statement for the purpose of effecting the RiskOn distribution and will file a Post-Effective Amendment at an appropriate time.

Item 9.01 Financial Statements and Exhibits

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
4.1	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: January 31, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer